Exhibit 99.2

February 11, 2019
CFO Commentary on First Quarter Fiscal 2019 Financial Results
This document should be read in conjunction with the First Quarter Fiscal 2019 Financial Results and includes a discussion of certain non-GAAP(1) results
First Quarter Fiscal 2019:
On October 1, 2018, Avaya adopted the new revenue recognition standard, Accounting Standards Codification 606 ("ASC 606"), using the modified retrospective transition method. Financial results for periods beginning after September 30, 2018 are presented under ASC 606 while prior period financial information is not adjusted and continues to be reported in accordance with GAAP that existed prior to the adoption of ASC 606 (“ASC 605”).
Income Statement:
Revenue
GAAP revenue was $738 million, compared to $735 million for the fourth quarter of fiscal 2018, and $752 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP product revenue was $324 million, compared to $325 million for the fourth quarter of fiscal 2018, and $324 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP service revenue was $414 million, compared to $410 million for the fourth quarter of fiscal 2018, and $428 million for the Combined first quarter of fiscal 2018 ended December 31, 2017
Non-GAAP revenue was $748 million, compared to $770 million for the fourth quarter of fiscal 2018, and $775 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•
Non-GAAP product revenue was $326 million, compared to $336 million for the fourth quarter of fiscal 2018, and $330 million for the Combined first quarter of fiscal 2018 ended December 31, 2017. The decline in product revenue was driven by our ongoing product transition to new endpoints, as well as our strategy to sell more cloud solutions and software/services more broadly

•
Non-GAAP service revenue was $422 million, compared to $434 million for the fourth quarter of fiscal 2018, and $445 million for the Combined first quarter of fiscal 2018 ended December 31, 2017. The decline in service revenue was driven predominantly by lower maintenance revenue and to a lesser extent, lower professional services revenue

Gross Margin
GAAP gross margin was 55.1%, compared to 53.1% for the fourth quarter of fiscal 2018, and 58.5% for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP product gross margin was 51.2%, compared to 51.4% for the fourth quarter of fiscal 2018, and 60.8% for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP services gross margin was 58.2%, compared to 54.4% for the fourth quarter of fiscal 2018, and 56.8% for the Combined first quarter of fiscal 2018 ended December 31, 2017
Non-GAAP gross margin was 62.7%, compared to 63.4% for the fourth quarter of fiscal 2018, and 62.6% for the Combined first quarter of fiscal 2018 ended December 31, 2017. The improvement in Non-GAAP gross margin over the prior year is the result of productivity gains in our services business, as well as a higher mix of contact center software, partially offset by revenue declines. The decrease compared to last quarter is driven by lower volumes and unfavorable costs in our products due to higher transportation, warehousing and trade tariffs

•
Non-GAAP Product gross margin was 65.6%, compared to 67.3% for the fourth quarter of fiscal 2018, and 66.1% for the Combined first quarter of fiscal 2018 ended December 31, 2017. The year-over-year decline is attributable to discounts offset by an improved product mix. The sequential decline reflects unfavorable costs in our products due to higher transportation, warehousing and trade tariffs

•
Non-GAAP Services gross margin was 60.4%, compared to 60.4% for the fourth quarter of fiscal 2018, and 60.0% for the Combined first quarter of fiscal 2018 ended December 31, 2017. The year-over-year improvement was primarily the result of productivity gains

Expenses
GAAP operating expense (R&D + SG&A) was $310 million, compared to $337 million for the fourth quarter of fiscal 2018, and $361 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP R&D expense was $53 million, compared to $62 million for the fourth quarter of fiscal 2018, and $47 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•	GAAP SG&A expense was $257 million, compared to $275 million for the fourth quarter of fiscal 2018, and $314 million for the Combined first quarter of fiscal 2018 ended December 31, 2017
Non-GAAP operating expenses (R&D + SG&A) was $299 million, compared to $331 million for the fourth quarter of fiscal 2018, and $313 million for the Combined first quarter of fiscal 2018 ended December 31, 2017

•
Non-GAAP R&D expense was $52 million, compared to $51 million for the fourth quarter of fiscal 2018, and $47 million for the Combined first quarter of fiscal 2018 ended December 31, 2017. The Non-GAAP R&D expense increase reflects our continued commitment to drive innovation in our products and solutions that will allow us to expand our customer base and enable us to achieve our long-term revenue growth objectives

•
Non-GAAP SG&A expense was $247 million, compared to $280 million for the fourth quarter of fiscal 2018, and $266 million for the Combined first quarter of fiscal 2018 ended December 31, 2017. The decrease compared to last year is primarily the result of lower headcount, while the decrease sequentially is the result of lower variable compensation

Profitability
GAAP operating income was $50 million, compared to operating income of $11 million for the fourth quarter of fiscal 2018, and operating income of $38 million for the Combined first quarter of fiscal 2018 ended December 31, 2017
Non-GAAP operating income was $170 million, compared to operating income of $157 million for the fourth quarter of fiscal 2018, and operating income of $172 million for the Combined first quarter of fiscal 2018 ended December 31, 2017. Our Non-GAAP operating income reflects our continued business optimization efforts which have contributed to the improved efficiency of the company
Adjusted EBITDA was $189 million, compared to $178 million for the fourth quarter of fiscal 2018, and $206 million for the Combined first quarter of fiscal 2018 ended December 31, 2017
Cash Flow
Cash and cash equivalents was $743 million as of December 31, 2018, compared to $700 million as of September 30, 2018 and $417 million as of December 31, 2017. The sequential increase in our cash is the result of positive cash flow from operating activities that was driven by improved working capital, partially offset by capital expenditures. The change in cash and cash equivalents compared to the prior year is primarily due to cash outflows, including emergence payments to the former debt holders, the PBGC and other creditors, and funding of the acquisition of Spoken, offset by net proceeds from the issuance of convertible notes and cash generated from operations
During Q1 FY’19, we paid $48 million in cash interest for our term loan and convertible debt and made cash pension/OPEB payments of $14 million. Additionally, we paid $11 million in cash for restructuring and had approximately $7 million in cash taxes in the quarter
Inventory was $68 million as of December 31, 2018, compared to $81 million as of September 30, 2018. Days of inventory stood at 34 days, compared to 28 days for the fourth quarter of fiscal 2018. This level of inventory represents consistent operating levels
Accounts receivable was $327 million as of December 31, 2018, compared to $377 million as of September 30, 2018. Days sales outstanding (based on non-GAAP revenue) decreased by 4 days compared to Q4 FY’18 and stood at 56 days. Note: Our DSO calculation includes adjustments for AR / contract liability revenue netting and for the impact of fresh start accounting in order to keep our “operational” reporting of DSO consistent with historically reported data
Accounts payable was $295 million as of December 31, 2018, compared to $266 million as of September 30, 2018. Days payable was up significantly from 83 days in Q4 FY’18 to 98 days in Q1 FY’19
Capital expenditures were $21 million in Q1 FY’19, down from $25 million in Q4 FY’18 and up from $15 million in Q1 FY’18

Depreciation and amortization was approximately $117 million, down from $120 million in Q4 FY’18 and up from $53 million during Q1 FY’18. The impact of fresh start accounting required that we increase intangible and fixed assets to their fair values as of December 15, 2017, that impact should decrease over time
Demand Indicators
Total Contract Value (TCV) increased 8% compared to the prior year and now stands at $2.4 billion. We define TCV as the value of all active contracts that have not been recognized as revenue, including both billed and unbilled backlog
Channel
Product revenue to the channel was $226 million. Product revenue to the channel decreased slightly year-over-year and decreased 6% sequentially. As a reminder, channel product revenue is recognized when we sell-in to the distributor and continues to account for more than 2/3 of our total product revenue
Distributor reported inventories were $108 million and increased $3 million from Q4 FY’18 and decreased $3 million from Q1 FY’18
Financial Outlook
During the past quarter and most recent fiscal year we continued to take steps to improve our capital structure. We remain committed to improving the operational efficiency and productivity of Avaya. We continue to invest in our outstanding product portfolio, customer support and satisfaction continues to improve, and we are building a stronger financial model that supports future growth.
As a reminder, our financial outlook presented below reflects the adoption of the new ASC 606 revenue recognition standard that became effective October 1, 2018 and replaced ASC 605. The net impact of adoption is expected to be a decrease of fiscal 2019 Adjusted EBITDA compared to ASC 605, substantially offset by earlier revenue recognition for certain products and services under ASC 606 and incremental revenue.
Taking into consideration Avaya’s continued investment in R&D, sales enablement, tools and people, and our ongoing efforts to improve Avaya’s operating efficiencies; we are now targeting the following forecast for Q2 Fiscal Year 2019 and Fiscal Year 2019:
Financial Outlook - Q2 Fiscal 2019 under ASC 606

•
GAAP revenue of $730-$760 million, non-GAAP revenue of $740-$765 million. As a reminder, Q2 is typically the softest quarter from a sequential growth perspective with our revenue, historically, declining in the low to mid-single digits quarter to quarter

•	GAAP operating margin of 5.5-8.0%, non-GAAP operating margin of 21.5-22.5%

•	GAAP operating income of $40-$60 million, non-GAAP operating income $159-$172 million

•	Cash taxes of $30 million, +/- $3 million

•	Adjusted EBITDA of $178-$191 million or adjusted EBITDA margin of 24.0-25.0% of non-GAAP revenue

•	Approximately 111 million shares outstanding

Financial Outlook - Fiscal Year 2019 under ASC 606

•	GAAP revenue of $3.01-$3.12 billion, non-GAAP revenue of $3.05-$3.15 billion

•	GAAP and non-GAAP R&D of $220-$225 million, or 15-16% of product revenue

•	Operating income of $200-$280 million, non-GAAP operating income of $675-$730 million or 22-23% of non-GAAP revenue

•	Adjusted EBITDA $763-$819 million, or 25-26% of non-GAAP revenue

•	Approximately 113 million shares outstanding

•	Cloud and innovation 12-14% of non-GAAP revenue

•	Recurring revenue 58-59% of non-GAAP revenue

•	Software and Services 83-85% of non-GAAP revenue

Total cash requirements for restructuring, pension & OPEB, cash taxes, capital spending and interest expense in the second quarter fiscal 2019 and fiscal year 2019 are expected to be:
Details:        Q2’19            FY’19
Restructuring:         ~$15M            $65-$70M
Pension/OPEB:     ~$25M            $65M
Cash Taxes:              ~$30M +/- $3M        $70M +/- $5M
CapEx:                      ~$25M            $90-$95M
Interest expense:    ~$50M            $200-$205M

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after February 11, 2019. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this document for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the second quarter 2019 and fiscal year 2019, including the expected impact of the adoption of ASC 606. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in Amendment No. 3 to the company’s Registration Statement on Form 10, Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor		Predecessor
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017
REVENUE
Products	$324	$71	$253
Services	414	77	351
	738	148	604
COSTS
Products:
Costs	115	33	84
Amortization of technology intangible assets	43	7	3
Services	173	30	155
	331	70	242
GROSS PROFIT	407	78	362
OPERATING EXPENSES
Selling, general and administrative	257	50	264
Research and development	53	9	38
Amortization of intangible assets	40	7	10
Restructuring charges, net	7	10	14
	357	76	326
OPERATING INCOME	50	2	36
Interest expense	(60)	(9)	(14)
Other income (expense), net	22	(2)	(2)
Reorganization items, net	—	—	3,416
INCOME (LOSS) BEFORE INCOME TAXES	12	(9)	3,436
(Provision for) benefit from income taxes	(3)	246	(459)
NET INCOME	$9	$237	$2,977
NET INCOME PER SHARE
Basic	$0.08	$2.16	$5.19
Diluted	$0.08	$2.15	$5.19
Weighted average shares outstanding
Basic	110.3	109.8	497.3
Diluted	111.2	110.3	497.3

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and share amounts)

	December 31, 2018	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$743	$700
Accounts receivable, net	327	377
Inventory	68	81
Contract assets	120	—
Contract costs	118	—
Other current assets	106	170
TOTAL CURRENT ASSETS	1,482	1,328
Property, plant and equipment, net	239	250
Deferred income taxes, net	28	29
Intangible assets, net	3,149	3,234
Goodwill	2,764	2,764
Other assets	97	74
TOTAL ASSETS	$7,759	$7,679
LIABILITIES
Current liabilities:
Debt maturing within one year	$29	$29
Accounts payable	295	266
Payroll and benefit obligations	121	145
Contract liabilities	482	484
Business restructuring reserve	50	51
Other current liabilities	152	148
TOTAL CURRENT LIABILITIES	1,129	1,123
Non-current liabilities:
Long-term debt, net of current portion	3,095	3,097
Pension obligations	652	671
Other post-retirement obligations	177	176
Deferred income taxes, net	161	140
Business restructuring reserve	43	47
Other liabilities	370	374
TOTAL NON-CURRENT LIABILITIES	4,498	4,505
TOTAL LIABILITIES	5,627	5,628
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at December 31, 2018 and September 30, 2018	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized; 110,708,203 shares issued and 110,695,523 shares outstanding at December 31, 2018; and 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	1
Additional paid-in capital	1,745	1,745
Retained earnings	388	287
Accumulated other comprehensive (loss) income	(2)	18
TOTAL STOCKHOLDERS' EQUITY	2,132	2,051
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,759	$7,679

Avaya Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Successor		Predecessor	Non-GAAP Combined
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017	Three months ended December 31, 2017
Net cash provided by (used for):
Operating activities	$86	$40	$(414)	$(374)
Investing activities	(22)	(2)	(13)	(15)
Financing activities	(18)	—	(102)	(102)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	3	(2)	1
Net increase (decrease) in cash, cash equivalents, and restricted cash	43	41	(531)	(490)
Cash, cash equivalents, and restricted cash at beginning of period	704	435	966	966
Cash, cash equivalents, and restricted cash at end of period	$747	$476	$435	$476

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017, separately, management reviews the company’s operating results for the three months ended December 31, 2017 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the three months ended December 31, 2017 provide meaningful comparisons to other periods and are useful in identifying current business trends.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating income, as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected second quarter and full year fiscal 2019 adjusted EBITDA, Non-GAAP operating income, Non-GAAP R&D or Non-GAAP revenue guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor		Predecessor
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017
Net income	$9	$237	$2,977
Interest expense	60	9	14
Interest income	(3)	—	(2)
Provision for (benefit from) income taxes	3	(246)	459
Depreciation and amortization	117	22	31
EBITDA	186	22	3,479
Impact of fresh start accounting adjustments	3	27	—
Restructuring charges, net	7	10	14
Advisory fees	1	8	3
Acquisition-related costs	3	—	—
Reorganization items, net	—	—	(3,416)
Non-cash share-based compensation	6	1	—
Loss on sale/disposal of long-lived assets, net	—	—	1
Resolution of certain legal matters	—	—	37
Change in fair value of Emergence Date Warrants	(18)	5	—
Loss (gain) on foreign currency transactions	1	(2)	—
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	17
Adjusted EBITDA	$189	$71	$135

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor							Successor
	Three Months Ended			Q118 Non-GAAP Combined Results (4)	Change			Three Months Ended
	Dec. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2018		Amount	Pct.	Pct., net of fx impact	Sept. 30, 2018 (1)	June 30, 2018 (2)	Mar. 31, 2018 (3)
Revenue by Segment
Products & Solutions	$326	$—	$326	$330	$(4)	(1)%	(1)%	$336	$322	$317
Services	422	—	422	445	(23)	(5)%	(4)%	434	433	440
Unallocated amounts	(10)	10	—	—	—	n/a	n/a	—	—	—
Total revenue	$738	$10	$748	$775	$(27)	(2)%	(1)%	$770	$755	$757

Revenue by Geography
U.S.	$394	$7	$401	$425	$(24)	(4)%	(4)%	$417	$399	$409
International:
EMEA	199	1	200	208	(8)	(1)%	—%	202	202	196
APAC - Asia Pacific	78	1	79	76	3	5%	8%	81	86	83
Americas International	67	1	68	66	2	3%	7%	70	68	69
Total International	344	3	347	350	(3)	1%	3%	353	356	348
Total revenue	$738	$10	$748	$775	$(27)	(2)%	(1)%	$770	$755	$757

	(1) Q418 Non-GAAP Results			(2) Q318 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018
Revenue by Segment
Products & Solutions	$336	$—	$336	$322	$—	$322
Services	434	—	434	433	—	433
Unallocated amounts	(35)	35	—	(63)	63	—
Total revenue	$735	$35	$770	$692	$63	$755

Revenue by Geography
U.S.	$393	$24	$417	$356	$43	$399
International:
EMEA	196	6	202	193	9	202
APAC - Asia Pacific	78	3	81	81	5	86
Americas International	68	2	70	62	6	68
Total International	342	11	353	336	20	356
Total revenue	$735	$35	$770	$692	$63	$755

	(3) Q218 Non-GAAP Results			(4) Q118 Non-GAAP Combined Results
	Three Months Ended			Successor	Predecessor		Q118 Non-GAAP Combined Results
	Mar. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2018	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting
Revenue by Segment
Products & Solutions	$317	—	$317	$77	$253	—	$330
Services	440	—	440	94	351	—	445
Unallocated amounts	(85)	85	—	(23)	—	23	—
Total revenue	$672	$85	$757	$148	$604	$23	$775

Revenue by Geography
U.S.	$354	$55	$409	$71	$331	$13	$425
International:
EMEA	178	18	196	42	166	7	208
APAC - Asia Pacific	80	3	83	19	57	2	76
Americas International	60	9	69	16	50	1	66
Total International	321	30	348	77	273	10	350
Total revenue	$672	$85	$757	$148	$604	$23	$775

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor					Predecessor	Q118 Non-GAAP Combined Results
	Three Months Ended				Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$407	$390	$352	$323	$78	$362	$440
Items excluded:
Adj. for fresh start accounting	19	54	69	106			35
Amortization of technology intangible assets	43	43	44	41			10
Loss on disposal of long-lived assets	—	—	2	2			—
Non-cash share-based compensation	—	1	—	—			—
Non-GAAP Gross Profit	$469	$488	$467	$472			$485
GAAP Gross Margin	55.1%	53.1%	50.9%	48.1%	52.7%	59.9%	58.5%
Non-GAAP Gross Margin	62.7%	63.4%	61.9%	62.4%			62.6%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$50	$11	$(49)	$(89)	$2	$36	$38
Items excluded:
Adj. for fresh start accounting	20	48	71	107			33
Amortization of intangible assets	83	84	83	81			27
Restructuring charges, net	7	1	30	40			24
Acquisition-related costs	3	4	4	7			—
Loss on disposal of long-lived assets	—	—	2	2			1
Advisory fees	1	3	3	4			11
Non-cash share-based compensation	6	6	7	5			1
Costs in connection with certain legal matters	—	—	—	—			37
Non-GAAP Operating Income	$170	$157	$151	$157			$172
GAAP Operating Margin	6.8%	1.5%	-7.1%	-13.2%	1.4%	6.0%	5.1%
Non-GAAP Operating Margin	22.7%	20.4%	20.0%	20.7%			22.2%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor					Predecessor	Q118 Non-GAAP Combined Results
	Three months ended				Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$324	$325	$300	$293	$71	$253	$324
Costs	115	115	114	110	33	84	117
Amortization of technology intangible assets	43	43	44	41	7	3	10
GAAP Gross Profit	166	167	142	142	31	166	197
Items excluded:
Adj. for fresh start accounting	19	16	24	33			11
Amortization of technology intangible assets	43	43	44	41			10
Loss on disposal of long-lived assets	—	—	1	1			—
Non-GAAP Gross Profit	$214	$226	$211	$217			$218
GAAP Gross Margin	51.2%	51.4%	47.3%	48.5%	43.7%	65.6%	60.8%
Non-GAAP Gross Margin	65.6%	67.3%	65.5%	68.5%			66.1%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$414	$410	$392	$379	$77	$351	$428
Costs	173	187	182	198	30	155	185
GAAP Gross Profit	241	223	210	181	47	196	243
Items excluded:
Adj. for fresh start accounting	14	38	45	73			24
Loss on disposal of long-lived assets	—	—	1	1			—
Non-cash share-based compensation	—	1	—	—			—
Non-GAAP Gross Profit	$255	$262	$256	$255			$267
GAAP Gross Margin	58.2%	54.4%	53.6%	47.8%	61.0%	55.8%	56.8%
Non-GAAP Gross Margin	60.4%	60.4%	59.1%	58.0%			60.0%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended December 31, 2018
(Unaudited; in millions)

										Q118
	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Share-based Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$324	$2	$—	$—	$—	$—	$—	$—	$326	$324	$330
Services	414	8	—	—	—	—	—	—	422	428	445
	738	10	—	—	—	—	—	—	748	752	775
Costs
Products:
Costs	115	(3)	—	—	—	—	—	—	112	117	112
Amortization of technology intangible assets	43	—	(43)	—	—	—	—	—	—	10	—
Services	173	(6)	—	—	—	—	—	—	167	185	178
	331	(9)	(43)	—	—	—	—	—	279	312	290
GROSS PROFIT	407	19	43	—	—	—	—	—	469	440	485
OPERATING EXPENSES
Selling, general and administrative	257	—	—	—	(3)	(6)	(1)	—	247	314	266
Research and development	53	(1)	—	—	—	—	—	—	52	47	47
Amortization of intangible assets	40	—	(40)	—	—	—	—	—	—	17	—
Restructuring charges, net	7	—	—	(7)	—	—	—	—	—	24	—
	357	(1)	(40)	(7)	(3)	(6)	(1)	—	299	402	313
OPERATING INCOME	50	20	83	7	3	6	1	—	170	38	172
Interest expense	(60)	—	—	—	—	—	—	—	(60)	(23)	(23)
Other income (expense), net	22	—	—	—	—	—	—	(20)	2	(4)	(3)
Reorganization items, net	—	—	—	—	—	—	—	—	—	3,416	—
INCOME BEFORE INCOME TAXES	$12	$20	$83	$7	$3	$6	$1	$(20)	$112	$3,427	$146

Avaya Holdings Corp.
Reconciliation of ASC 606 to ASC 605 GAAP results
Three months ended December 31, 2018
(Unaudited; in millions)

	Q1 FY19 results under ASC 606	ASC 606 Impact	Q1 FY19 results under ASC 605
REVENUE
Products	$324	$22	$302
Services	414	20	394
	738	42	696
COSTS
Products:
Costs	115	6	109
Amortization of technology intangible assets	43	—	43
Services	173	6	167
	331	12	319
GROSS PROFIT	407	30	377
OPERATING EXPENSES
Selling, general and administrative	257	(8)	265
Research and development	53	—	53
Amortization of intangible assets	40	—	40
Restructuring charges, net	7	—	7
	357	(8)	365
OPERATING INCOME	$50	$38	$12